As filed with the Securities and Exchange Commission on March 23,
1995
                                      Registration No. 33-

               Securities and Exchange Commission
                     Washington, D.C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                McCORMICK & COMPANY, INCORPORATED
     (Exact name of registrant as specified in its charter)

        Maryland                                  52-0408290
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                 Identification No.)

        18 Loveton Circle
        Sparks, Maryland                             21152
  (Address of Principal Executive Offices)       (Zip Code)

               1995 EMPLOYEES STOCK PURCHASE PLAN
                   NON-QUALIFIED STOCK OPTIONS

                      (Full title of plan)

                     RICHARD W. SINGLE, SR.
                         Vice President
                  Secretary and General Counsel
                McCormick & Company, Incorporated
                        18 Loveton Circle
                     Sparks, Maryland 21152
                          410-771-7321

    (Name, address and telephone number of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the Registration Statement becomes effective.

                 CALCULATION OF REGISTRATION FEE

                                      Proposed
Title of                   Proposed   Maximum     Amount
Securities     Amount to   Maximum    Aggregate   of
to be          be          Offering   Offering    Registration
Registered     Registered* Per Share* Price       Fee


Common Stock    79,000
(no par value)
Common Stock
Non-Voting     987,000 shs. $22.0625    $23,518,625  $8,109.22
(no par value)

     *Represents the aggregate number of shares available at March 15, 1995 for issuance under the Plan with the estimated offering price and registration fee, calculated in accordance with Rule 457
(c) and (h), based upon the average of the high and low prices of the common stock of the Registrant on March 15, 1995 ($22.0625) per share). In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1995 Employees Stock Purchase Plan described herein.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS


Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual
Information*


*  Information required by Part I to be contained in the Section
10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents or designated portions thereof are incorporated herein by reference:

        (i) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1994, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since November 30, 1994;

        (ii)   The Company's Proxy Statement dated February 15,
1995;

        (iii) The Company's Form 10 Registration Statement dated April 29, 1965 (Registration Statement File Number 0-748) registering stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended by Form 8 filed on August 16, 1988 with the Commission, which describes the Company's Securities; and

        (iv) All documents filed by the Company or the 1995 Employees Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities

     Not required.

Item 5.   Interests of Named Experts and Counsel

     The legal validity of the issuance of the shares of Common Stock Non-Voting offered by the Prospectus has been passed upon by Richard W. Single, Sr., Vice President, Secretary and General Counsel of the Company. As of December 30, 1994, the record date for the 1995 Annual Meeting of Stockholders, Mr. Single owned 78,335 shares of the Company's Common Stock and 20,588 shares of Common Stock Non-Voting, which includes shares of Common Stock and Common Stock Non-Voting beneficially owned by Mr. Single alone or jointly with his spouse and children who have the same home as Mr. Single. It also includes shares which could be acquired within 60 days of December 30, 1994 pursuant to the exercise of stock options, and shares beneficially owned by virtue of his participation in the McCormick Profit Sharing Plan and PAYSOP. Ernst & Young, independent auditors, have no reportable interest in the Company.

Item 6.   Indemnification of Directors and Officers

     Under the Company's By-Laws and the Maryland General Corporation Law, the directors and officers of the Corporation may be entitled to indemnification in respect of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative ("proceedings") to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the Company, and in all other cases they will be entitled to indemnification so long as they acted in good faith and in a manner that was at least not opposed to the best interests of the Company.

In the case of criminal proceedings, the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

     If the director or officer is successful on the merits or otherwise in the defense of any proceeding, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of competent jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or even if not, if it determines that the director or officer is entitled to indemnification in view of all the relevant circumstances.

     Any indemnification required or permitted by the Company's By-Laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

     Under the Company's Charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of an improper benefit in money, property or services, or in respect of an adjudication based upon a finding of active and deliberate dishonesty material to the cause of action adjudicated.

     The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position of, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company's By-Laws and the Maryland General Corporation Law.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See Exhibit Index on Page 9.

Item 9.   Undertakings

     A.  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)    To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 22nd day of March, 1995.

                         McCORMICK & COMPANY, INCORPORATED

                         By:   /s/ H.EUGENE BLATTMAN
                               H. Eugene Blattman
                               President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicted.


Principal Executive Officer:

/s/H. EUGENE BLATTMAN        President &        March 22, 1995
  H. Eugene Blattman         Chief Executive Officer


Principal Financial Officer:

/s/ROBERT G. DAVEY            Vice President &   March 22, 1995
  Robert G. Davey             Chief Financial Officer


Principal Accounting Officer:

/s/J. ALLAN ANDERSON          Vice President &   March 22, 1995
  J. Allan Anderson           Controller

     A majority of the Board of Directors:

JAMES J. ALBRECHT, H. EUGENE BLATTMAN, JAMES S. COOK, ROBERT G.
DAVEY, HAROLD J. HANDLEY, GEORGE W. KOCH, ROBERT J. LAWLESS,
CHARLES P. McCORMICK, JR., GEORGE V. McGOWAN, CARROLL D. NORDHOFF, RICHARD W. SINGLE, SR., WILLIAM E. STEVENS, AND KAREN D.
WEATHERHOLTZ.

By:/s/RICHARD W. SINGLE, SR. Attorney-in-fact        March 22, 1995
      Richard W. Single, Sr.


     The 1995 Employee Stock Purchase Plan. Pursuant to the requirements of the Securities Act of 1933, the 1995 Employee Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 22nd day of March, 1995.

1995 EMPLOYEE STOCK PURCHASE PLAN


By:  /s/KAREN D. WEATHERHOLTZ
Karen D. Weatherholtz
Vice President-Human Relations
Chairman, Salary & Benefits Committee


                       CONSENT OF COUNSEL

The consent of Richard W. Single, Sr., is included in his opinion filed as Exhibit 5 to the Registration Statement.


                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference herein and in the Prospectus pertaining to the 1995 Employee Stock Purchase Plan of McCormick & Company, Incorporated of our reports dated January 25, 1995, with respect to the consolidated financial statements of McCormick & Company, Incorporated incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 1994, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



Baltimore, Maryland                          ERNST & YOUNG
March 22, 1995


                          Exhibit Index


         Exhibit                   References


(4)    Instruments defining
       the rights of security      With respect to the rights of
       holders, including          holders of equity securities:
       indentures                  Restatement of Charter of
                                   McCormick & Company,
                                   Incorporated dated April 16,
                                   1990, (See Exhibit #4,
                                   Registration Statement on Form
                                   S-8, Registration No. 33-39582
                                   filed March 25, 1991), as
                                   amended by the Articles of
                                   Amendment dated April 1, 1992
                                   (See Exhibit #4, Registration
                                   Statement on Form S-8,
                                   Registration No. 33-59842 filed
                                   March 19, 1993). No instrument
                                   of Registrant with respect to
                                   long-term debt involves an
                                   amount of authorized securities
                                   which exceeds 10 percent of the
                                   total assets of the Registrant
                                   and its subsidiaries on a
                                   consolidated basis. Registrant
                                   agrees to furnish a copy of any
                                   such instrument upon request of
                                   the Commission.


(5)    Opinion re legality         Opinion of Richard W. Single,
                                   Sr. attached.


(15)   Letter re unaudited, interim
       financial information       Not applicable.

(23)   Consents of experts and     See page 8 hereof and Exhibit
       counsel                     #5.

(24)   Power of attorney           Attached.

(28)   Information from reports
       furnished to state insurance
       regulatory authorities      Not applicable.

(99)   Additional exhibits         Copy of the 1995 Employee Stock
                                   Purchase Plan document
                                   incorporated by reference from
                                   Attachment A of the Company's
                                   Proxy Statement dated February
                                   15, 1995.


                                                  Exhibit 5




                               March 22, 1995




McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland  21152

     Re:  Registration Statement on Form S-8


     I am the Vice President, Secretary & General Counsel for McCormick & Company, Incorporated (the "Company"). I have reviewed and am familiar with the 1995 Employees Stock Purchase Plan (the "Plan") and the non-qualified stock options proposed to be granted by the Company on March 15, 1995 and described in the Form
S-8 Registration Statement and Prospectus ("Non-Qualified Stock Options"), the Charter and By-Laws of the Company, the corporate proceedings relating to the adoption of the Plan and the granting of options thereunder, and the Registration Statement on Form S-
8 being filed with the Securities and Exchange Commission under the Securities Act of 1933 in the matter of the offering of shares of the Company's Common Stock Non-Voting under the Plan and Common Stock and Common Stock Non-Voting offered pursuant to the Non-Qualified Stock Options.

     I have assumed for purposes of this opinion that all of the shares issued or to be issued pursuant to the Plan or the Non-Qualified Stock Options have been or will be newly issued shares. In my opinion, the shares offered and sold pursuant to the Plan and the Non-Qualified Stock Options, upon issuance and delivery by the Company upon exercise of options granted pursuant to the Plan and the Non-Qualified Stock Options and receipt by the Company of the subscription prices as therein provided, will be legally and validly authorized and issued and will be fully paid and non-assessable in the hands of the holders thereof.

     I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this opinion in the Prospectus under the caption "Income Tax
Status."

                               Very truly yours,


                               /s/Richard W. Single, Sr.
                               Richard W. Single, Sr.



                                            Exhibit 24


                McCORMICK & COMPANY, INCORPORATED

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, hereby constitute and appoint CHARLES P. McCORMICK, JR., H. EUGENE BLATTMAN and RICHARD W. SINGLE, SR., and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned, and in their respective names as officers and directors of the Company, a registration statement of the Company on Form S-8 to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to any amendment or amendments to such registration statement, in the matter of shares offered under the 1995 Employees Stock Purchase Plan and non-qualified options offered by the Company, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:

March 22, 1995
                              Charles P. McCormick, Jr.
                              Chairman of the Board
                              (Principal Executive Officer &
                                Director)


March 22, 1995                /s/H. Eugene Blattman
                              H. Eugene Blattman
                              Chief Executive Officer & President
                              Director


March 22, 1995                /s/Robert G. Davey
                              Robert G. Davey
                              Vice President & Chief Financial
                                Officer
                              (Principal Financial Officer &
                                 Director)


March 22, 1995                /s/J. Allan Anderson
                              J. Allan Anderson
                              Vice President & Controller
                              (Principal Accounting Officer)

March 22, 1995                /s/James J. Albrecht
                              James J. Albrecht, Director



March 22, 1995
                              James S. Cook, Director



March 22, 1995
                              George W. Koch, Director



March 22, 1995
                              Harold J. Handley, Director



March 22, 1995                /s/Robert J. Lawless
                              Robert J. Lawless, Director



March 22, 1995
                              George V. McGowan, Director



March 22, 1995                /s/Carroll D. Nordhoff
                              Carroll D. Nordhoff, Director



March 22, 1995                /s/Richard W. Single, Sr.
                              Richard W. Single, Sr., Director



March 22, 1995
                              William E. Stevens, Director



March 22, 1995                /s/Karen D. Weatherholtz
                              Karen D. Weatherholtz, Director